UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2024 (April 30, 2024)

QUEST PATENT RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	33-18099-NY	11-2873662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Ave., Suite 206S, Rye, NY	10580-1411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 743-7577

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 30, 2024, the Company’s chief executive officer determined that the litigation and licensing expenses for the year ended December 31, 2023 was understated by $1,371,109 as a result of the failure to include accrued legal fees due in connection with the settlement of litigation during the fourth quarter of 2023. As a result, the Company’s gross margin, income from operations, income before income taxes and net income were overstated by $1,371,109, resulting in net income for the year ended December 31, 2023 of $2,278,473, or $0.43 per share. The Company had reported net income of $3,649,582, or $0.68 per share.

On May 1, 2024, the Company advised the Company’s independent registered public accounting firm, Rosenberg Rich Baker Berman, P.A., of the error and provided such firm with the records relating to the correction, and, after reviewing the Company’s records, such firm concurred in the Company’s conclusion.

On May 1, 2024, the Company’s board of directors determined that the financial statements for the year ended December 31, 2023 included in the Company’s Form 10-K for the year ended December 31, 2023 should not be relied upon and should be restated, and an amendment to the Company’s Form 10-K for the year ended December 31, 2023 should be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST PATENT RESEARCH CORPORATION
(Registrant)

Date: May 2, 2024	By:	/s/ Jon C. Scahill
Jon C. Scahill
Title: Chief Executive Officer

2